EXHIBIT 99.1

AERT Announces Stimulus Funding

Awarded a 15 Year, 3% Interest Loan for Over $3 Million Under the American Reinvestment and Recovery Act (ARRA) State Energy Program for the State of Oklahoma

SPRINGDALE, Ark., July 14, 2010 (GLOBE NEWSWIRE) -- Advanced Environmental Recycling Technologies, Inc. (OTCBB:AERT), a leading plastic recycler and manufacturer of green building products, announced today that it has executed a 15 year, 3% interest loan for over $3 million to implement Phase 2 for its new recycling facility in Watts, OK. Phase 2 will double the output, install additional blending/storage and install equipment to modify the output to produce a product form more desired in the recycled plastic market.

AERT CEO, Joe Brooks, noted that the AERT submission for the Watts project was ranked the number one stimulus business project for the ARRA State Energy Program for the State of Oklahoma. Mr. Brooks went on to say that he is very appreciative for the support and sponsorship of the Oklahoma Department of Commerce.

Tim Morrison, AERT's president, stated, "The State of Oklahoma has been very supportive of the Watts plant and we are excited that they have once again joined AERT in creating green jobs in Oklahoma. Phase 2 of Watts builds upon AERT technology, expanding our leadership position in recycled polyethylene materials and continuing our strategy of expanding our plastics recycling presence."

About Advanced Environmental Recycling Technologies, Inc.

Since 1989, AERT (OTCBB:AERT) has pioneered the use of recycled polyethylene plastic in the manufacture of composite building materials. With its constantly evolving portfolio of patented and proprietary recycling technologies, AERT has been widely recognized as a leader in resource conservation innovation and received the EPA Award for Environmental Excellence for its process of converting scrap plastic to composite outdoor decking. The company recently received an ESGR Patriot Award for its support of our Guard and Reserve Units in the U. S. Armed Forces. AERT converts reclaimed plastic and wood fiber waste into quality outdoor decking systems, fence systems, and door and window components. The Company is the exclusive manufacturer of ChoiceDek(r) decking, which is available in multiple colors and is sold in Lowe's Home Improvement stores nationwide. See http://www.choicedek.com for more information. AERT's MoistureShield(r) decking program is expanding and products are now available throughout the U.S. See http://www.moistureshield.com for product information or to find a regional distributor or dealer. AERT operates manufacturing facilities in Springdale and Lowell, Arkansas and recently commenced operations at its Green Age recycling facility in Watts, Oklahoma. For more information on the Company, visit http://www.aertinc.com.

Certain statements in this news release regarding projected results of operations, or, projected results of financial plans or future strategies and initiatives, including, but not limited to, projections of revenue, projections of profitability, any and all future expectation, and plans for future activities may and should be regarded as "forward-looking statements" within the meaning of the Securities Litigation Reform Act. These statements involve, among other things, known and unknown risks, uncertainties and other factors that may cause AERT, Inc.'s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. AERT currently is considering, but may or may not in the future implement any or all of the items and issues listed in any planned budget or strategic initiative, due to, among other things, known and unknown risks, uncertainties and other factors.

AERT, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, change in strategy, or otherwise. The above-mentioned listing of risks and uncertainties is not inclusive. For a more detailed discussion of some, but not all, of the risks and uncertainties that may affect AERT, Inc., see AERT, Inc.'s filing with the Securities and Exchange Commission, including its Annual Report on Form 10-K, for the fiscal year ended December 31, 2009.

The AERT, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4905

CONTACT:  Advanced Environmental Recycling Technologies, Inc.
          Investor Relations
          479-203-5077
          www.aertinc.com/ir